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                                   EXHIBIT 21

                 SUBSIDIARIES OF EMMIS BROADCASTING CORPORATION

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                                                                                         Other Names
                                                         Jurisdiction of                 Under Which
Subsidiary                                                Incorporation                Business is Done
----------                                                -------------                ----------------
Emmis FM Broadcasting
  Corporation of Indianapolis                                 Indiana                          --
Emmis FM Broadcasting
  Corporation of St. Louis                                    Indiana                        KSHE
KPWR, Inc.                                                    Indiana                          --
Emmis Broadcasting
  Corporation of New York                                     Indiana                        WQHT
Emmis FM Broadcasting
  Corporation of Chicago                                      Indiana                        WKQX
Emmis FM License
  Corporation of Indianapolis                              California                          --
Emmis FM License
  Corporation of St. Louis                                 California                          --
KPWR License, Inc.                                         California                          --
Emmis License
  Corporation of New York                                  California                          --
Emmis FM License
  Corporation of Chicago                                   California                          --
Emmis Meadowlands Corporation                                 Indiana                          --
Emmis Publishing Corporation                                  Indiana                          --
Emmis AM Radio Corporation of Indianapolis                    Indiana                          --
Emmis FM Radio Corporation of Indianapolis                    Indiana                          --
Emmis AM Radio License Corporation of
 Indianapolis                                              California                          --
Emmis FM Radio License Corporation of
 Indianapolis                                              California                          --
Emmis Holding Corporation of New York                        Delaware                        WRKS
Emmis Radio License Corporation of New York                California                          --
Emmis Broadcasting Corporation                                Indiana                          --
Emmis 104.1 FM Radio Corporation
  of St. Louis                                                Indiana                        WALC
Emmis 104.1 FM Radio License Corporation
  of St. Louis                                             California                          --
Emmis 106.5 FM Broadcasting Corporation
  of St. Louis                                                Indiana                        WKKX
Emmis 106.5 FM License Corporation
  of St. Louis                                             California                          --
Emmis 1310 AM Radio Corporation of Indianapolis               Indiana                          --
Emmis 1310 AM Radio License Corporation of
 Indianapolis                                              California                          --
Emmis 105.7 FM Radio Corporation of Indianapolis              Indiana                          --
Emmis 105.7 FM License Corporation of
  Indianapolis                                             California                          --
Mediatex Communications Corporation                             Texas                          --
Mediatex Development Corporation                                Texas                          --
Texas Monthly, Inc.                                             Texas                          --
Emmis License Corporation                                  California                          --
Emmis International Broadcasting Corporation               California                          --
Emmis DAR, Inc.                                               Indiana                          --
Emmis Publishing, L.P.                                        Indiana        Indianapolis Monthly
                                                                              Cincinnati Magazine
                                                                                 Atlanta Magazine
Emmis Indiana Radio, L.P.                                     Indiana                        WENS
                                                                                             WIBC
                                                                                             WNAP
                                                                                          WTLC-FM
                                                                                          WTLC-AM
Emmis International Corporation                               Indiana                          --
Emmis 1380 AM Radio Corporation of St. Louis                  Indiana                          --
Duncan American Radio, LLC                                    Indiana                          --
Radio Hungaria Co. Ltd.                                       Hungary                          --

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